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                                                                   Exhibit 10.42

                           STOCK REPURCHASE AGREEMENT

     This Stock Repurchase Agreement (this "Agreement") is made and entered into as of the 11th day of March, 1997, by and between BRUNO'S, INC., an Alabama corporation (the "Company"), and MICHAEL F. HEINTZMAN ("Heintzman").

                                    RECITALS

     The Company and Heintzman are parties to a Management Stockholder's Agreement dated as of February 15, 1996 (the "Stockholder's Agreement") under which the Company sold 20,833 shares of its Common Stock, par value $.01 per share (the "Common Stock"), to Heintzman for an aggregate purchase price of $249,996. Heintzman paid the purchase price for the shares purchased by him from the Company (the "Shares") by delivering to the Company (i) a check in the amount of $124,996 and (ii) a promissory note in the principal amount of $125,000 (the "Note"). Heintzman also executed a Pledge Agreement dated as of September 30, 1996 (the "Pledge Agreement") under which he granted to the Company a security interest in the Shares as security for the Note.

     In addition to selling the Shares to Heintzman, the Company also granted to Heintzman options to purchase 62,500 shares of Common Stock pursuant to the terms of the Non-Qualified Stock Option Agreement dated as of February 15, 1996 between the Company and Heintzman (the "Option Agreement").




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     The Company has decided to terminate Heintzman's employment with the
Company. In this connection, the Company and Heintzman have agreed that the Company will repurchase the Shares from Heintzman in accordance with the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Heintzman hereby agree as follows:

     (1) Repurchase of Shares. Subject to the terms and conditions contained in this Agreement, Heintzman hereby agrees to sell and transfer the Shares to the Company and the Company hereby agrees to repurchase the Shares from Heintzman. The sale and transfer of the Shares from Heintzman to the Company shall be effective upon the execution of this Agreement. Simultaneously with the execution and delivery of this Agreement, Heintzman shall execute and deliver to the Company a stock power transferring and conveying the Shares to the Company.

     (2) Purchase Price for Shares. The Company shall repurchase the Shares from Heintzman and Heintzman shall sell the Shares to the Company for a purchase price of $12.24 per share or an aggregate purchase price of $254,995.92 (the "Repurchase Price"). The Company and Heintzman agree that the Repurchase Price is equal to the Book Value Per Share for the Shares as of December 28, 1996 calculated in accordance with the terms of the Stockholder's Agreement. The Company shall pay the Repurchase Price to Heintzman by (i) cancelling and surrendering the Note and (ii) delivering to Heintzman a check in the amount of $129,995.92.




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     (3) Termination of Stock Options. Heintzman hereby acknowledges and agrees that the stock options granted to him under the Option Agreement are hereby cancelled and terminated. In connection with the cancellation and termination of such stock options, the Company has delivered to Heintzman a check in the amount of $3,000.00 (less all amounts required to be deducted from an employee's compensation pursuant to all applicable local, state and federal laws). The Company and Heintzman agree that the payment made by the Company to Heintzman under this paragraph 3 is equal to the Option Excess Price for the Exercisable Option Shares calculated in accordance with the terms of the Stockholder's Agreement.

     (4) Representatives and Warranties of Heintzman. Heintzman hereby represents and warrants to the Company that (i) he is the record and beneficial owner of the Shares free and clear of all liens and encumbrances whatsoever, except for the security interest granted to the Company under the Pledge Agreement, (ii) he has the right to transfer and convey the Shares to the Company as provided in this Agreement, and (iii) no other person or entity (except for the Company) has any rights in, to or under the Shares.

     (5) Miscellaneous. Any terms used in this Agreement which are not defined herein shall have the meanings set forth in the Stockholder's Agreement or the Option Agreement, as the case may be. If any provisions of this Agreement are inconsistent with or in conflict with the provisions of the Stockholder's Agreement or the Option Agreement, then the Stockholder's Agreement and the Option Agreement shall be deemed to be amended by this Agreement and the terms and provisions of this Agreement shall control. The provisions of




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this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the Company and Heintzman have executed this Agreement as of the date first above written.

                                    BRUNO'S, INC.


                                    By:  /s/ William J. Bolton
                                        -------------------------
                                        William J. Bolton
                                        Chairman of the Board and
                                        Chief Executive Officer



                                    /s/ Michael F. Heintzman
                                    -------------------------
                                    MICHAEL F. HEINTZMAN